Exhibit 99.1

SEPARATION AGREEMENT

This SEPARATION AGREEMENT (the “Agreement”) dated as of this 1st day of November, 2006 is entered into by and between J. T. MORRIS, an individual resident of the State of Georgia (“Executive”) and SUNLINK HEALTH SYSTEMS, INC., an Ohio corporation (“Company”).

W I T N E S S E T H:

WHEREAS, Executive has been employed as Chief Financial Officer of Company and President and Chief Financial Officer of SunLink Healthcare, LLC (successor to SunLink Healthcare Corp.), and in such other capacity at Company or its subsidiaries or affiliates as has from time to time been designated by Company’s Board of Directors (collectively, the “Employment”), upon the terms and conditions set forth in that certain Amended and Restated Employment Agreement dated as of July 1, 2003 by and between Executive and Company (as amended by that certain letter Agreement dated as of March 13, 2006, the “Employment Agreement”);

WHEREAS, the Executive’s Employment will end on December 31, 2006 (“Expiration Date”) and Company has provided a notice of the non-renewal of the Employment Agreement in accordance with the terms of the Employment Agreement; and

WHEREAS, the parties hereto wish to enter into this Agreement to provide for an orderly termination of the employment relationship and to provide for a full and final settlement of any and all claims arising out of or pertaining to that relationship, including its termination, whether past, present or future.

NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do agree as follows:

1. Separation From Employment. Executive’s Employment shall end on the Expiration Date. On or after the Expiration Date, the employment relationship that existed between Executive and Company shall terminate in all respects. From the date hereof until the Expiration Date, Executive shall assist Company in transitioning Executive’s responsibilities and assist with such other projects and assignments as needed by Company. Executive agrees that during normal business hours, Executive will devote all of Executive’s productive business time, energy and skill (except on vacation days and holidays) to performing Executive’s obligations under the Employment Agreement and shall perform all obligations diligently, faithfully, and to the best of Executive’s abilities. Company shall issue to Executive a notice pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and the continuation of Executive’s health insurance benefit coverage will be solely and exclusively pursuant to federal COBRA laws at Executive’s sole expense.

2. Post Separation Payments. Executive shall receive severance payments equal to twelve (12) months salary in the total gross amount of $ 244,000.00 (“Compensation”), to be paid to Executive according to normal and customary payroll practices and schedules of Company. Executive will be deemed to be “on payroll” for purposes of the Agreement, except as otherwise provided for hereunder, for as long as such payments continue and in no event later than December 31, 2007 (“Severance Period”). Executive will be paid for all unused paid time off accrued as of the Expiration Date. No paid time off will accrue after the Expiration Date. All payments to Executive shall be subject to any withholdings and deductions required by applicable law.

3. Company Property. On or before the Expiration Date, Executive shall return to Company all property, equipment, records, correspondence, documents, files, keys, computer disks, computer programs, data, credit cards, identification cards, and any other information, including trade secrets and confidential proprietary information (whether original, copies or extracts), in tangible or electronic form, belonging to Company, whether maintained by Executive at the facilities of Company, at Executive’s home, or at any other location, and Executive will not retain any copies or reproductions of any property of Company. Upon the request of Company, Executive shall certify in writing compliance with the foregoing requirement.

4. Release of Claims.

(a) Executive accepts the terms of this Agreement as the full, final and complete settlement and satisfaction of any and all claims which in any way relate to, pertain to or arise out of his employment with Company or the expiration and/or termination of the Employment. Accordingly, Executive does hereby release and discharge Company, Company’s affiliates and subsidiaries, and their respective past or present officers, directors, agents, shareholders, employees and representatives from any and all claims, suits or demands of any kind or nature whatsoever which Executive may have had, may now have, or may in the future have against arising out of Executive’s employment with Company or Company’s affiliates and/or subsidiaries, the termination of Executive’s employment relationship with Company, the expiration/termination of the Employment Agreement, or any other basis, including any claims for attorneys’ fees and expenses, except for any claim based on Company’s obligations under this Agreement. This includes, without limitation, a release of any rights or claims Executive may have under the Age Discrimination in Employment Act (of which Executive agrees that he has none), the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Equal Pay Act, or any other federal, state or local laws or regulations. This also includes a release by Executive of any claims for wrongful discharge. Executive further acknowledges that Executive has not suffered any age discrimination or wrongful treatment by any released party. This release covers both known and unknown claims. Executive promises never to file a charge or suit asserting any claims that are released herein.

(b) Company agrees to release Executive from any claims based on Executive’s obligations under the Employment Agreement, except for those provisions that survive the termination thereof as provided for therein, or any other matters relating to the completion, expiration or termination of the Employment Agreement. This release does not waive claims about which Company does not know or claims which were intentionally concealed by Executive.

5. Cooperation. Executive agrees to cooperate reasonably and in good faith with Company in the defense or prosecution of any claims or actions asserted by or made against Company, its affiliates and/or subsidiaries, or any of their respective current or former officers, directors, employees, agents, attorneys, successors or assigns. In addition, Executive will not voluntarily assist, aid or participate in the pursuit of any claims or actions against Company, its affiliates and/or subsidiaries, except as required by applicable laws and legal process. Executive acknowledges and understands that this obligation will continue beyond the termination of this Agreement. For the avoidance of doubt, this paragraph will not apply to any dispute, claim or litigation made or brought by Company against Executive individually. Company agrees to absorb any reasonable travel and accommodation costs associated with such cooperation approved in writing by Company. Company will indemnify Executive, in accordance with all applicable laws, for such expenses (including reasonable attorneys’ fees), judgments, fines, penalties or amounts paid in settlement that may be actually and reasonably incurred by Executive in connection with or resulting from any threatened, pending or completed actions, suit or proceeding, whether civil, criminal, administrative or investigative (whether brought by or in the right of Company or otherwise), or in connection with any appeal relating thereto, in which Executive may become involved, as a party or prospective party or otherwise, by reason of having been an employee of Company, provided that in any such case Executive acted within the scope of Executive’s employment and in a manner Executive believed to be in or not opposed to the best interests of Company, and, with respect to any criminal action or proceeding, Executive did not have reasonable cause to believe that Executive’s conduct was wrongful. Executive agrees that for a period of three years after the date hereof, he will not cooperate with or otherwise assist a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (as defined in the Employment Agreement) in Company.

6. Non-Competition. Unless otherwise agreed to in writing by Company, for a period equal to two (2) years after the Expiration Date, Executive agrees not to become or serve as an officer, director, partner or employee of or consultant to or act in any managerial capacity with or own any equity interest in any entity which provides healthcare services and/or products competitive with or substitute for any service or products performed, offered or provided by Company and/or its subsidiaries and affiliates (“Direct Competitor”) within the Non-Compete Territory; provided however, that ownership of less than 1% of the outstanding equity securities of any publicly held company shall not be prohibited hereby. Executive acknowledges and agrees, based upon the nature of the Company’s business and its current activities, that the Non-Compete Territory is all locations within a radius of 50 miles of any existing hospital or healthcare facility operated by Company or its affiliates or subsidiaries as of the date hereof.

7. Integration of Certain Provisions. Sections 7 (Trade Secrets), 8 (Protection of Other Confidential Information), 9 (Return of Materials), 10 (Non-Solicitation of Customers), 11 (Non-Solicitation of Executives or Medical Staff) and 12 (No Denigration) of the Employment Agreement shall survive the expiration of the Employment Agreement, continue in full force and effect as set forth in the Employment Agreement and are hereby integrated into this Agreement as if fully set forth herein. Executive hereby acknowledges and agrees that the restrictions contained in this Section 7 are fair and reasonable and necessary for the protection of the legitimate business interests of the Company.

8. Confidentiality. Executive agrees that he will keep the terms of this Agreement and the amount of the payments specified in Section 2 above confidential and he will not disclose or discuss the terms of this Agreement or the amount of said payments to any person unless otherwise required by law or is necessary to the enforcement of his rights hereunder; provided however, that Executive may disclose to his spouse (if applicable), attorney, accountant, tax advisors, business or financial consultants or advisors such information as may be necessary and required for legal advice, business, financial or tax advice, tax planning, business or financial planning or the preparation of tax returns, provided that such discussions or disclosures shall be conditioned upon the agreement of the person to whom the terms are disclosed to maintain the confidentiality of such terms.

9. No Admission. Executive agrees and acknowledges that nothing contained in this Agreement (including the Compensation as set forth in Section 2 and the releases as set forth in Section 4 hereof) shall be construed as an admission of liability or responsibility on the part of Company, all such liability and responsibility being expressly denied.

10. Acknowledgment and Revocation.

(a) Executive warrants and acknowledges that the execution of this Agreement, including the release provided in Section 4 above, is knowing and voluntary and that Executive understands this Agreement, including the release as set forth in Section 4 hereof. Executive further warrants and acknowledges that the claims waived and released by this Agreement have been waived and released in exchange for consideration in addition to anything of value to which Executive is already entitled. Executive has a period of twenty-one (21) days from the date hereof to review and consider this Agreement before signing it, although Executive need not take the entire period. Executive is encouraged to consult with an attorney before signing this Agreement, although whether or not to do so is Executive’s decision. Executive may revoke this Agreement within seven (7) days of signing it. Revocation can be made by delivering a written notice of revocation to Robert M. Thornton, Jr., Chief Executive Officer, SunLink Health Systems, Inc., 900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia 30339. For this revocation to be effective, written notice must be received no later than the close of business on the seventh (7th) day after Executive signs this Agreement. If Executive revokes this Agreement, it shall not be effective or enforceable and Executive will not receive any payments or benefits pursuant hereto.

(b) Executive recognizes and acknowledges that Executive has held a position that is vital to the operation of Company and that, in that position, Executive has had access to confidential information, trade secrets, and other non-public important information relating to Company. Because of the importance of the position and in view of the consideration provided herein, Executive accepts and agrees to be bound by the covenants set forth in this Agreement including without limitation the covenants set forth in Sections 6, 7 and 8 hereof. Executive understands that Company would not provide the consideration set forth herein, if Executive did not expressly agree to the covenants set forth herein. Executive acknowledges the broad scope of the covenants and agrees that such covenants are reasonable in light of the scope of the responsibilities Executive performed for Company and the consideration provided by Company. Executive further acknowledges and agrees that the covenants contained in this Agreement are clear and reasonable in duration, scope and geographic territory, do not unreasonably restrict his employment opportunities and do not unduly burden or deprive Executive of the ability to earn a living. Executive acknowledges that the covenants contained herein including without limitation the covenants contained in Sections 6, 7 and 8 hereof are reasonable and necessary to protect Company’s legitimate business interests and that Executive is capable of obtaining gainful and desirable employment that does not violate the restrictions contained in this Agreement.

11. Governing Law. This Agreement and any and all issues or controversies arising therefrom shall be governed by, and construed in accordance with, the laws and decisions of the State of Georgia applicable to contracts made, entered into and performed entirety therein without giving effect to its conflict of laws provisions.

12. Arbitration.

(a) Any controversy or claim against either party arising from, out of or relating to this Agreement or the breach thereof (other than controversies or claims arising from, out of or relating to the provisions in Sections 4, 5, 6, 7 and 8 above, which may be litigated in a court of competent jurisdiction) (“Claims”) shall be submitted to an impartial mediator (“Mediator”) selected jointly by the parties. Both parties shall attend a mediation conference and attempt to resolve any and all Claims. If they are not able to resolve all Claims, any unresolved Claims, including any dispute as to whether a matter constitutes a Claim which must be submitted to arbitration, shall be determined by final and binding arbitration in Atlanta, Georgia in accordance with the Model Employment Dispute Resolution Rules (“Rules”) of the American Arbitration Association, by an experienced arbitrator licensed to practice law in the State of Georgia in accordance with the Rules. The arbitrator shall be selected by alternate striking from a list of six arbitrators, half of which shall be supplied by Company and half by Executive. The party not initiating the arbitration shall strike first. The process shall be repeated twice until an arbitrator is selected. If an arbitrator is still not selected, the Mediator shall provide a list of three names which will be alternately struck, with the party initiating the arbitration striking first, until a selection is made.

(b) In no event shall the demand for arbitration be made after the date when institution of legal and/or equitable proceedings based on such Claim would be barred by the applicable statute of limitations. Each party to the arbitration will be entitled to be represented by counsel.

(c) With respect to any Claim brought to arbitration hereunder, either party may be entitled to recover whatever damages would otherwise be available to that party in any legal proceeding based upon the federal and/or state law applicable to the matter and as specified by Section 11 except that no punitive, special or exemplary damages shall be awardable. The decision of the arbitrator may be entered and enforced in any court of competent jurisdiction by Company or Executive. Each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with presenting their Claim or defense (except as otherwise awarded by the arbitrator). Except as otherwise awarded by the arbitrator, other costs of the arbitration, including the fees of the Mediator, the arbitrator, the cost of any record or transcript of the arbitration, administrative fees, and other fees and costs, shall be borne equally by Executive and Company and paid promptly as incurred. Should Executive or Company pursue any dispute or matter covered by this Section by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses, and attorneys’ fees incurred as a result of such action. The provisions contained in this Section 12 shall survive the termination and/or expiration of this Agreement.

(d) The parties indicate their acceptance of the foregoing arbitration requirement by initialing below:

/s/ R.M.Thorton	/s/ J.T.Morris
For Company	Executive

13. Notices. All notices and communications provided for hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, however, that all notices to Company shall be directed to the attention of the Chief Executive Officer of Company. All notices and communications shall be deemed to have been received on the date of delivery.

14. Entire Understanding. This Agreement contains the entire understanding between Executive and Company with respect to the subject matter hereof and supersedes all previous written and oral agreements between Executive and Company with respect to the subject matter set forth herein.

15. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by Executive and Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provisions of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

16. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

17. Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

19. Miscellaneous. Executive and Company acknowledge and represent that they each have read or caused to be read this Agreement and that each understands it fully and signs it voluntarily.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals on the date shown below.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Robert M. Thornton, Jr.
Name:	Robert M. Thornton, Jr.
Title:	CEO

Date: 12/21/06

J. T. Morris

/s/ J. T. Morris	L.S.

Date: 12/21/06